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                                                             [JDS Uniphase Logo]

                                                        JDS Uniphase Corporation
                                                        210 Baypointe Parkway
                                                        San Jose, CA
                                                        95134 USA

                                                        Tel  408 434-1800
                                                        Fax  408 954-0760
                                                        Www.jdsuniphase.com



               JDS UNIPHASE RECEIVES JUSTICE DEPARTMENT CLEARANCE
                                 FOR SDL MERGER
   TO SELL ZURICH SUBSIDIARY TO NORTEL NETWORKS AND EXPAND SUPPLY RELATIONSHIP

        OTTAWA, ONTARIO AND SAN JOSE, CALIFORNIA -- FEBRUARY 6, 2001 -- JDS Uniphase Corporation (NASDAQ: JDSU; TSE: JDU) and SDL, Inc. (NASDAQ: SDLI) announced today that the United States Department of Justice will permit the merger between the companies in light of JDS Uniphase' agreement to sell its Zurich subsidiary to Nortel Networks (NYSE: NT; TSE: NT), as described in this release. The merger now remains subject only to the approval of JDS Uniphase and SDL stockholders, pursuant to stockholder meetings set for February 12, 2001, and the closing of the sale of the Zurich subsidiary to Nortel Networks. JDS Uniphase and SDL expect to close the merger shortly after obtaining the required stockholder approvals.

        JDS Uniphase has entered into a definitive agreement with Nortel Networks for Nortel Networks to acquire JDS Uniphase's Zurich, Switzerland subsidiary for Nortel Networks common stock valued at $2.5 billion, as well as up to an additional $500 million in Nortel Networks common stock payable to the extent Nortel Networks' purchases do not meet certain levels under new and existing programs through December 31, 2003. Completion of the transaction is subject to the satisfaction of all remaining conditions to completion of JDS Uniphase's pending merger with SDL, Inc., along with customary closing conditions. The transaction has received United States Department of Justice approval. No additional regulatory approvals are required in connection with this transaction. Following completion of the transaction the Zurich subsidiary will become a wholly owned subsidiary of Nortel Networks. The pending sale transaction does not include JDS Uniphase laser packaging operations in the United Kingdom. In addition, JDS Uniphase and Nortel Networks have entered into certain other purchase/supply contracts with each other, which are expected to enhance their ongoing relationship.

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                                                      JDS Uniphase Press Release
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        "We are pleased that the agreement with Nortel Networks permits us to complete our merger with SDL. We now look forward to quickly completing the transaction and moving ahead with the merger of our businesses in order to exploit the synergies that will enable us to serve our customers better," said Jozef Straus, Ph.D., Chief Executive Officer and Co-Chairman of JDS Uniphase. "Moreover, we will miss the contribution and creativity of these dedicated employees. However, in Nortel Networks, we believe we have found the right company to continue the growth of this business, while at the same time further cementing and growing our highly valued relationship with this global leader."

        "The satisfactory conclusion of the Justice Department's review of our pending merger allows us to move forward with closing this historic transaction," said Donald R. Scifres, Ph.D., Chief Executive Officer and Chairman of SDL, Inc. "Our respective employees and business partners are excited about realizing the opportunities the combined company can achieve."

        JDS Uniphase will host a conference call regarding the SDL merger at 11:00 AM Eastern Time today, February 6, 2001. The call will be simultaneously webcast on the JDS Uniphase website at www.jdsuniphase.com under Corporate Information / Investor Relations / Webcasts & Presentations. The call will also be available via telephone for those electing not to utilize the webcast. Listeners may dial in to (212) 896-6044 approximately ten minutes prior to the start of the conference call, and will be kept on music hold until the conference begins. There will be no operator assistance.

        A replay of the call will be available on the company's website at www.jdsuniphase.com under Corporate Information / Investor Relations / Webcasts & Presentations. In addition, a telephone replay will be available starting approximately one hour after the call ends through midnight, February 11, 2001. The replay numbers are 800-633-8284 domestic / 858-812-6440 international, access code 17906343. Global Crossing is providing conference call services.

ABOUT JDS UNIPHASE

        JDS Uniphase, headquartered in Ottawa, Ontario and San Jose, Calif., is a high technology company that designs, develops, manufactures and distributes a comprehensive range of products for the growing fiberoptic communications market. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the
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                                                      JDS Uniphase Press Release
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telecommunications and cable television industries. JDS Uniphase Corporation is traded on the Nasdaq National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsuniphase.com.

ABOUT SDL

        SDL's products power the transmission of data, voice and Internet information over fiber optic networks to meet the needs of telecommunications, data transmission, dense wavelength division multiplexing (DWDM) and cable television applications. They enable customers to meet the bandwidth needs of increasing Internet, data, video and voice traffic by expanding their fiber optic communications networks much more quickly and efficiently than would be possible using conventional electronic and optical technologies. SDL's optical products also serve a variety of non-communications applications, including materials processing and printing. Additional information about SDL, Inc. is available on the Internet at www.sdli.com.

        The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as "goals", "believes", "promises", "intends" and "expects" and similar words. Such forward-looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transactions described in this press release, any expected benefits of the sale of the Zurich subsidiary to Nortel Networks, any implication as to the successful integration of SDL and JDS Uniphase and any benefits resulting therefrom, the likelihood of payment of any portion of the deferred consideration, which is wholly contingent on certain future events, and any expected future benefits of our relationship with Nortel Networks. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected for both companies. Risks and uncertainties that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, the inability to timely resolve issues relative to the transactions described in this press release as well as factors discussed from time to time in
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                                                      JDS Uniphase Press Release
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reports filed by JDS Uniphase Corporation with the Securities and Exchange
Commission. The forward-looking statements contained in this news release are made as of the date hereof and JDS Uniphase Corporation does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

        Copies of reports, proxy statements, and other information regarding JDS Uniphase Corporation filed with the SEC are available from JDS Uniphase Corporation free of charge. Requests for documents relating to JDS Uniphase should be directed to JDS Uniphase Corporation, 210 Baypointe Parkway, San Jose, CA 95134, Attention: Investor Relations (408-434-1800).

Source: JDS Uniphase Corporation and SDL, Inc.

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